Exhibit 3.39

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 5573780

The Registrar of Companies for England and Wales hereby certifies that

REMOTELAND LIMITED

having by special resolution changed its name, is now incorporated under the name of

INTELSAT UK FINANCIAL SERVICES LTD.

Given at Companies House, London, the 21st December 2005

— for the record —

CERTIFICATE OF INCORPORATION

OF A PRIVATE LIMITED COMPANY

Company No. 5573780

The Registrar of Companies for England and Wales hereby certifies that

REMOTELAND LIMITED

is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.

Given at Companies House, Cardiff, the 26th September 2005

— for the record —

HC007A